Exhibit 99.1
Ambac Discloses Preliminary Financial Results for the Quarter Ended June 30, 2018 and Provides Other Updates in Advance of the Anticipated August 1, 2018 Expiration of the AMPS Exchange Offer
Ambac to Release Full Second Quarter 2018 Results on August 8, 2018
NEW YORK NY, July 25, 2018 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) (“Ambac”), a holding company whose subsidiaries, including Ambac Assurance Corporation (“AAC” or "Ambac Assurance" and together with Ambac (the "Company"), provide financial guarantees, discloses preliminary financial results for the quarter ended June 30, 2018, in connection with the exchange offer launched for AAC’s Auction Market Preferred Shares ("AMPS") by the Company on July 3, 2018.
Our preliminary estimated unaudited financial results for the quarter ended June 30, 2018, are set forth below. Each of the line items presented represents a range of preliminary estimated unaudited financial results we expect to report for the period, which remain subject to the completion of management's and the audit committee's final reviews and other financial closing procedures. During the preparation of our consolidated financial statements and related notes for the quarter ended June 30, 2018, additional information may cause a change in, or require material adjustments to, certain accounting estimates and other financial information, in particular, estimates and financial information related to our investment income, net gains (losses) on derivatives, variable interest entity income (loss), losses and loss expenses (benefit), gross operating expenses and income tax provision (benefit).
Ambac's Preliminary Unaudited Second Quarter 2018 Summary Results

	Three Months Ended
	June 30,		March 31,
	2018		2018
	Low	High
($ in millions)	(estimated)	(estimated)	(actual)
Total Revenues	$136	$158	$174
Total Expenses	159	137	(134)
Pretax income (loss)	(23)	21	308
Income tax provision (benefit)	2	(23)	3
Net income (loss) attributable to common shareholders	(26)	44	306
Unrealized gains (losses) on securities, net of tax	1	3	122
Gains (losses) on foreign currency translations, net of tax	(58)	(48)	32
Credit risk changes in fair value option liabilities, net of tax	(1)	(1)	1
Changes in post retirement benefit, net of tax	—	—	(1)
Total other comprehensive income (loss)	(59)	(46)	155
Total comprehensive income (loss)	$(84)	$(2)	$460
Note: Amounts may not add due to rounding.

Ambac's Preliminary Unaudited Summary Statement of Stockholders' Equity

	Three Months Ended
	June 30,		March 31,
	2018		2018
	Low	High
($ in millions)	(estimated)	(estimated)	(actual)
Balance, beginning of period (1)	$2,109	$2,109	$1,645
Total comprehensive income (loss)	(84)	(2)	460
Other	3	3	4
Balance, end of period (1)	$2,028	$2,110	$2,109

(1)	Includes $264 million of noncontrolling interest related to the outstanding AMPS at the beginning and end of each period.
For the three months ended June 30, 2018, we expect to report net income (loss) in the range of $(26) million to $44 million as compared to net income of $306 million for the three months ended March 31, 2018. Our financial results for the three months ended June 30, 2018, relative to the three months ended March 31, 2018, reflect the following:

•	Decreased total revenues primarily as a result of lower investment income, lower net gains on interest rate derivatives, and lower premiums earned partially offset by higher realized investment gains.

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Investment income is expected to decrease in the second quarter of 2018 primarily as a result of a smaller investment portfolio following the rehabilitation exit transactions, which closed in February 2018 and lower yield due to a reduction in AAC-insured RMBS in the portfolio. The first quarter of 2018 was positively impacted by higher discount accretion on AAC-insured RMBS as projected cash flows were updated to incorporate the impact of the rehabilitation exit transactions.

◦
Net gains on derivatives are expected to decrease as a result of the impact of a smaller increase in forward interest rates during the second quarter of 2018. The interest rate derivatives portfolio is positioned to benefit from rising rates as a partial economic hedge against interest rate exposure in the financial guarantee portfolio.

◦
Premium earnings are expected to decrease in the second quarter of 2018 primarily due to the continued runoff of the insured portfolio and reduced volume of call activity resulting in lower accelerated earnings.

◦
Net realized gains on investments are expected to increase primarily from AAC's sale of insured RMBS securities during the second quarter of 2018 in connection with the re-balancing of the investment portfolio.

•	Increased total expenses primarily due to higher losses and loss expenses and interest expense partially offset by lower operating expenses.

◦
Losses and loss expenses are expected to be higher in the second quarter of 2018 as the first quarter of 2018 included a $288.2 million benefit in connection with the rehabilitation exit transactions. Loss and loss expenses for the second quarter of 2018 were primarily driven by adverse development related to Puerto Rico, loss expenses related to Military Housing and the negative impact of foreign exchange rates, partially offset by positive development in RMBS.

◦	Interest expense is expected to be higher in the second quarter of 2018 as a result of the issuance of new secured debt issued in February 2018 in connection with the rehabilitation exit transactions.

◦
Operating expenses are expected to be lower in the second quarter of 2018. The first quarter of 2018 included significant expenses relating to the rehabilitation exit transactions and regulatory costs. The second quarter of 2018 will include expenses relating to the previously announced AMPS transaction.

•	Income tax provision (benefit) is expected to be impacted by the establishment of a New York City and State deferred tax asset caused by a temporary difference related to an investment held by Ambac.

•
The financial guarantee insurance portfolio net par amount outstanding declined 5.2% during the quarter ended June 30, 2018, to $56.5 billion from $59.6 billion at March 31, 2018. The reduction in the insured portfolio was primarily related to decreases of $1.0 billion, $0.8 billion and $1.3 billion in the public finance, structured finance and international finance sectors, respectively. The international finance sector was impacted by the strengthening of the US dollar versus the British Pound.

•
Adversely Classified Credits decreased by a net $0.8 billion, or 6.5% to $11.8 billion in the second quarter of 2018 primarily due to runoff and termination of certain RMBS transactions resulting from AAC's remediation activity.

Estimates of results are based solely on information available to us as of the date hereof and are inherently uncertain and subject to change due to a variety of business and economic risks and uncertainties, many of which are not within our control, and we undertake no obligation to update this information. Accordingly, you should not place undue reliance on the above preliminary unaudited financial information presented herein. Our estimates contained herein are forward-looking statements and may differ from actual results. See "Important Information and Forward-Looking Statements" herein.
The preliminary financial information included above has been prepared by and is the responsibility of Ambac's management. Our independent registered public accountant, has not audited, reviewed, compiled or completed any procedures with respect to the preliminary unaudited financial information. Accordingly, they do not express an opinion or any other form of assurance with respect thereto.
These estimates are not a comprehensive statement of our financial results as of and for the quarter ended June 30, 2018, and should not be viewed as a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the United States. In addition, these preliminary estimates as of and for the quarter ended June 30, 2018, are not necessarily indicative of the results to be achieved in any future period. Complete financial results for the quarter ended June 30, 2018 will be filed in Ambac's Form 10-Q and discussed during our second quarter 2018 earnings conference call.
Other Developments
Special Meeting of AAC Shareholders
Concurrently with the exchange offer for the AMPS, AAC solicited proxies from the holders of the AMPS and holder of the common stock of AAC (i.e. Ambac) to vote in favor of a resolution to be passed at a special meeting of AAC’s shareholders to approve (i) for the holders of AMPS only, the purchases of the AMPS by the Company pursuant to the exchange offer (the “Purchases”) and (ii) an amendment to AAC’s Restated Articles of Incorporation to delete Section 7(c) of the Fifth Article, which provides for the purported right of holders of AMPS to elect AAC directors in certain circumstances (the “Charter Amendment” and together with the Purchases, the “Transactions”). At a special meeting of AAC shareholders held on July 18, 2018, the Transactions were duly approved. The Charter Amendment is expected to become effective on the settlement date of the Purchases.
Regulatory Approval
On July 25, 2018, the Office of the Commissioner of Insurance for the State of Wisconsin ("OCI") provided all necessary regulatory approvals for AAC to consummate the exchange offer transaction.
Early Tender Results
As of July 17, 2018, the early tender deadline for the exchange offer, 85.7% of the aggregate liquidation preference of outstanding AMPS have been tendered. Certain holders have the right to a limited reduction of the amount of AMPS tendered by such holders as of the early tender deadline; provided, however that any such reduction does not result in a decrease of the final tender amount below 80.0% of the aggregate liquidation preference of outstanding AMPS.
The Segregated Account and Wisconsin Rehabilitation Proceeding
Pursuant to a stipulation among Ambac Assurance, certain military housing project companies ("MHPI Projects") and OCI, on July 3, 2018, the Wisconsin Court of Appeals vacated its order of March 13, 2018, which had stayed enforcement of an injunction issued by the Dane County, Wisconsin Circuit Court (the "Rehabilitation Court") against the MHPI Projects on February 7, 2018 as well as enforcement of Articles 6.8 and 6.13 of the Second Amended Plan of Rehabilitation against the MHPI Projects, and on July 6, 2018, the Court of Appeals dismissed the appeal by the MHPI Projects of certain orders entered by the Rehabilitation Court.
Military Housing Litigation
Monterey Bay Military Housing, LLC, et al. v. Ambac Assurance Corporation, et al. (United States District Court, Northern District of California, San Jose Division, Case No. 17-cv-04992-BLF, filed August 28, 2017). On November 13, 2017, Ambac Assurance and the other defendants filed motions to dismiss the amended complaint asserting, among other claims, civil claims against them based on the Racketeer Influenced and Corrupt Organizations Act (“RICO”), which Plaintiffs opposed. Oral argument was held on April 12, 2018. On July 17, 2018, the court granted Ambac Assurance’s and the other defendants’ motion to dismiss without prejudice.
RMBS Litigation
Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. Countrywide Securities Corp., Countrywide Financial Corp. (a.k.a. Bank of America Home Loans) and Bank of America Corp. (Supreme Court of the State of New York, County of New York, Case No. 651612/2010, filed on September 28, 2010). The trial is currently scheduled to commence on February 25, 2019, and a hearing on pre-trial motions is currently scheduled for September 27, 2018.
Tolling Payment
In May 2018, Ambac executed a waiver under the intercompany tax sharing agreement pursuant to which AAC was relieved of the requirement to make the 2017 tolling payment by June 1, 2018.  Ambac has also agreed to continue to defer the tolling payment for the use of net operating losses by AAC for calendar year 2017 until such time as OCI consents to the payment.
Conference Call and Webcast Information
Ambac expects to release its full financial results for the second quarter of 2018 after market close on August 8, 2018 and will host a live conference call to discuss these results on August 9, 2018 at 8:30a.m. (ET). A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, http://ir.ambac.com/events-and-presentations/events.  Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).

The webcast will be archived on Ambac's website.  A replay of the call will be available through August 23, 2018 and can be accessed by dialing (844) 512-2921 (Domestic) or (412) 317-6671 (International); using ID #13681829.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiaries, Ambac Assurance Corporation (“AAC”), Everspan Financial Guarantee Corp. and Ambac Assurance UK Limited (“Ambac UK”), provide financial guarantees of obligations in both the public and private sectors globally. AAC is a guarantor of public finance and structured finance obligations. Ambac’s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com
Important Information and Forward-Looking Statements
This press release is not an offer to exchange or a solicitation or acceptance of an offer to exchange any securities, which may be made only pursuant to the terms and conditions of an offering memorandum, nor is this press release an offer to buy or a solicitation or acceptance of an offer to buy any securities. In addition, this press release is not a solicitation of any proxies from holders of AAC’s surplus notes.
In this press release, we have included statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of Ambac’s common stock and volatility in the price of Ambac’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation ("Ambac Assurance") or from transactions or opportunities apart from Ambac Assurance; (3) adverse effects on Ambac’s share price resulting from future offerings of debt or equity securities that rank senior to Ambac’s common stock; (4) potential of rehabilitation proceedings against Ambac Assurance; (5) dilution of current shareholder value or adverse effects on Ambac’s share price resulting from the issuance of additional shares of common stock; (6) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (7) decisions made by Ambac Assurance's primary insurance regulator for the benefit of policyholders that may result in material adverse consequences for holders of the Company’s securities or holders of securities issued or insured by Ambac Assurance; (8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers; (9) failure to recover claims paid on Puerto Rico exposures or incurrence of losses in amounts higher than expected; (10) the Company’s inability to realize the expected recoveries included in its financial statements; (11) changes in Ambac Assurance’s estimated representation and warranty recoveries or loss reserves over time; (12) insufficiency or unavailability of collateral to pay secured obligations; (13) credit risk throughout the Company’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations and exposures to reinsurers; (14) credit risks related to large single risks, risk concentrations and correlated risks; (15) concentration and essentiality risk in connection with Military Housing insured debt; (16) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (17) risks associated with adverse selection as the Company’s insured portfolio runs off; (18) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (19) intercompany disputes or disputes with Ambac Assurance's primary insurance regulator; (20) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (21) the Company’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (22) the Company may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (23) restrictive covenants in agreements and instruments may impair the Company’s ability to pursue or achieve its business strategies; (24) loss of control rights in transactions for which we provide insurance due to a finding that Ambac Assurance has defaulted, whether due to the Segregated Account rehabilitation proceedings or otherwise; (25) the Company’s results of operation may be adversely affected by events or circumstances that result in the accelerated amortization of the Company’s insurance intangible asset; (26) adverse tax consequences or other costs resulting from the Segregated Account rehabilitation plan, or from the characterization of the Company’s surplus notes or other obligations as equity; (27) risks attendant to the change in composition of securities in the Company’s investment portfolio; (28) changes in tax law; (29) changes in prevailing interest rates; (30) changes on inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined; (31) factors that may influence the amount of installment premiums paid to the Company, including the Segregated Account rehabilitation proceedings; (32) default by one or more of Ambac Assurance's portfolio investments, insured issuers or counterparties; (33) market risks impacting assets in the Company’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (34) risks relating to determinations of amounts of impairments taken on investments; (35) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on the Company’s business, operations, financial position, profitability or cash flows; (36) actions of stakeholders whose interests are not aligned with broader interests of the Company's stockholders; (37) the Company’s inability to realize value from Ambac UK or other subsidiaries of Ambac Assurance; (38) system security risks; (39) market spreads and pricing on interest rate derivative insured or issued by the Company; (40) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (41) changes in accounting principles or practices that may impact the Company’s reported financial results; (42) legislative and regulatory developments, including intervention by regulatory authorities; (43) the economic impact of “Brexit” may have an adverse effect on the Company’s insured international portfolio and the value of its foreign investments, both of which primarily reside with its subsidiary Ambac UK; (44) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (45) the Company’s financial position that may prompt departures of key employees and may impact the Company’s ability to attract qualified executives and employees; (46) implementation of new tax legislation signed into law on December 22, 2017 (commonly known as the “Tax Cuts and Jobs Act”) may have unexpected consequences for the Company and the value of its securities, particularly its common shares; (47) implementation of the Tax Cuts and Jobs Act may negatively impact the economic recovery of Puerto Rico, which could result in higher loss severities or an extended moratorium on debt service owed on Ambac Assurance-insured bonds of Puerto Rico and its instrumentalities; (48) implementation of the Tax Cuts and Jobs Act could have a negative impact on municipal issuers of Ambac-insured bonds; and (49) other risks and uncertainties that have not been identified at this time.
Source: Ambac Financial Group
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